EXHIBIT 15.1

Awareness Letter of Independent Accountants

April 30, 2004

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 29, 2004 on our review of interim financial information of Southwest Bancorporation of Texas, Inc. for the three-month period ended March 31, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statement on Form S-8 (File Nos. 333-76269, 333-21619, 333-55685, 333-33533, 333-27891, 333-60190, 333-74452, 333-87630 and 333-36092).

Very truly yours,

/s/ PricewaterhouseCoopers LLP